EXHIBIT 10 (c)

                            CUT-THROUGH AGREEMENT


      This Cut-Through Agreement (this "Agreement", dated as of June 26, 2001, is entered into by and among AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS (together with its successors and permitted assigns, the "Reinsurer"), AMERICAN HALLMARK GENERAL AGENCY, INC. (together with its successors and permitted assigns, the "General Agent"), HALLMARK FINANCE CORPORATION (together with its successors and permitted assigns, "Hallmark") and FPF, INC. (together with its successors and assigns, "FPF").

       PRELIMINARY STATEMENTS:

      (1) Hallmark from time to time enters into premium finance agreements (each a "Premium Finance Agreement") pursuant to which Hallmark finances all or a portion of the premium payable for insurance policies (each a "Financed Insurance Policy") issued by State and County Mutual Fire Insurance Company ("State and County Mutual") and, in connection therewith, Hallmark obtains a security interest in such Financed Insurance Policies (including all rights to receive payment of unearned premiums and commissions upon the cancellation thereof).

      (2) Pursuant to the 100% Quota Share Reinsurance Agreement between State and County Mutual and the Reinsurer with an effective date of July 1, 1998 (as amended or otherwise modified from time to time, the "Reinsurance Agreement"), the Reinsurer reinsures 100% of the liabilities of State and County Mutual under the "Policies" (as defined therein), and in exchange the Reinsurer is entitled to receive 100% of the "Net Premiums" (as defined therein) relating to such Policies (net of certain fees and other amounts specified therein). All of the Financed Insurance Policies are, and shall at all times be, included within the "Policies" which are the subject of the Reinsurance Agreement.

      (3) All of the Financed Insurance Policies are produced by or through the General Agent and the General Agent may from time to time receive certain commissions in connection therewith.

      (4) FPF has agreed to purchase receivables (the "Premium Receivables") arising under the Premium Finance Agreements from Hallmark pursuant to that certain Sale and Assignment Agreement dated as of November 18, 1999 between FPF and Hallmark (as amended or otherwise modified from time to time, the "Sale Agreement").

      (5) Hallmark services and collects the Premium Receivables on behalf of FPF pursuant to a Premium Receivable Servicing Agreement dated as of November 18, 1999 between FPF and Hallmark (as amended or otherwise modified from time to time, the "Servicing Agreement").

      (6) The Reinsurer and the General Agent are entering into this Agreement in order to induce (a) Hallmark to enter into the Premium Finance Agreements and (b) FPF to purchase Premium Receivables pursuant to the Sale Agreement.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Unearned Premiums. Upon the termination or cancellation of any Financed Insurance Policy, the Reinsurer and the General Agent hereby jointly and severally agree to pay to FPF an amount equal to all unearned premiums and commissions with respect to such Financed Insurance Policy (whether or not such premiums or commissions were actually received or retained by the Reinsurer or the General Agent) and all other amounts owed by State and County Mutual in connection with such termination or cancellation pursuant to the terms of such Financed Insurance Policy or applicable law (collectively, "Unearned Premiums"). Without limiting the generality of the foregoing, the liability of the Reinsurer and the General Agent shall extend to all obligations which would be owed by State and County Mutual in connection with a termination or cancellation of a Financed Insurance Policy but for the fact that such obligations are unenforceable or not allowable due to the bankruptcy or insolvency of State and County Mutual or the placement of State and County Mutual in supervision, conservation, receivership, rehabilitation or liquidation by any state insurance department, court or other regulatory, administrative or judicial body or the occurrence of any similar event. The Unearned Premiums will be deposited on behalf of FPF in accordance with the Servicing Agreement within thirty (30) days of the date on which State and County Mutual receives written notice that the applicable Financed Insurance Policy has been terminated or cancelled.

      SECTION 2. Obligations Absolute. The Reinsurer and the General Agent hereby agree that their obligation to pay Unearned Premiums to FPF shall be absolute and unconditional, regardless of:

           (i)  any termination of the Reinsurance Agreement;

           (ii) whether or not the Reinsurer or the General Agent actually receives or retains all or any portion of the premiums or commissions with respect to any Financed Insurance Policy;

           (iii whether or not the Reinsurer or the General Agent has any obligation to pay such Unearned Premiums to State and County Mutual, any liquidator, receiver or similar official for State and County Mutual or any other person or entity pursuant to the terms of the Reinsurance Agreement, applicable law or otherwise;

           (iv) any default by State and County Mutual with respect to its obligations under or with respect to any Financed Insurance Policy or the Reinsurance Agreement;

           (v) any bankruptcy or insolvency of State and County Mutual or the placement of State and County Mutual in supervision, conservation, receivership, rehabilitation or liquidation by any state insurance department, court or other regulatory, administrative or judicial body or the occurrence of any similar event;

           (vi) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Premium Finance Agreements or the Reinsurance Agreement or the obligations of the Reinsurer, the General Agent or State and County Mutual with respect to Unearned Premiums or the rights of Hallmark or FPF with respect to any of the foregoing;

           (vii) any lack of validity or enforceability of any Financed Insurance Policy, any Premium Finance Agreement, the Reinsurance Agreement, the Sale Agreement or any other agreement or instrument relating thereto; or

           (viii) any other event or circumstance whatsoever that might otherwise constitute a defense available to, or a discharge of, the Reinsurer or the General Agent.

 The obligations of the Reinsurer and the General Agent under this Agreement are independent of (x) the obligations of State and County Mutual with respect to the Financed Insurance Policies and (y) the respective obligations of the Reinsurer and the General Agent under or in connection with the Reinsurance Agreement. In the event the Reinsurer or the General Agent pays the amount of any Unearned Premium to State and County Mutual or any other person or entity (including, without limitation, any liquidator, receiver or similar official for State and County Mutual), such payment shall not discharge the Reinsurer or the General Agent from its obligations hereunder unless (and then only to the extent) such payment is actually received by FPF. A separate action or actions may be brought and prosecuted against each of the Reinsurer and the General Agent to enforce their respective obligations under this Agreement. The obligations of the Reinsurer and the General Agent shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Unearned Premiums is rescinded or must otherwise be returned by FPF upon the bankruptcy, insolvency, liquidation or placement in receivership of State and County Mutual, the Reinsurer, the General Agent or otherwise, all as though such payment had not been made.

      SECTION 3. Waivers; No Set-Off. Each of the Reinsurer and the General Agent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of their respective obligations under this Agreement and any requirement that Hallmark or FPF protect, secure, perfect or insure any security interest or lien or any property subject to any Premium Finance Agreement or exhaust any right or taken any action against State and County Mutual or any other person or entity or any collateral. Each of the Reinsurer and the General Agent hereby waives and agrees not to assert any right of set-off with respect to payments otherwise owing by it hereunder.

      SECTION 4. Costs and Expenses. The Reinsurer and the General Agent jointly and severally agree to pay any and all expenses (including counsel fees and expenses) incurred by Hallmark or FPF in enforcing any rights under this Agreement (whether through negotiations, legal proceedings or otherwise).

      SECTION 5. Assignments. Neither the Reinsurer nor the General Agent shall be entitled to assign any of their rights or obligations hereunder to any person or entity. Hallmark has assigned all of its rights and interests hereunder to FPF pursuant to the Sale Agreement and each of the Reinsurer and the General Agent hereby consents to such assignment. FPF shall be entitled to assign or otherwise transfer all or any portion of its rights and obligations hereunder to any other person or entity, and such other person or entity shall thereupon become vested with all the rights granted to FPF herein. Without limiting the generality of the foregoing, each of the parties hereto hereby acknowledges that (i) FPF has assigned all of its rights hereunder to FPF Trust, a Delaware business trust (AFPF Trust) pursuant to that certain Master Premium Receivables Sale and Assignment Agreement dated as of February 27, 1998 (as amended or otherwise modified from time to time, the "FPF Sale Agreement") and (ii) FPF Trust has granted a security interest in all of its rights hereunder to Wells Fargo Bank West, N.A. (formerly known as Norwest Bank Colorado, N.A.), as trustee (in such capacity, the "Trustee") pursuant to that certain Amended and Restated Loan and Security Agreement dated as of June 30, 1999 (as amended or otherwise modified from time to time, the "FPF Trust Loan and Security Agreement") by and among FPF Trust, Flatiron Credit Company, Inc., Autobahn Funding Company LLC, the Trustee and DG Bank Deutsche Genossenschaftsbank AG, as agent (in such capacity, the "Agent"). The parties hereto agree that FPF Trust, the Agent and the Trustee are express third party beneficiaries of this Agreement and the Agent (on behalf of itself, FPF Trust and the Trustee) shall be entitled to exercise all rights and shall be entitled to all benefits accorded to FPF hereunder.

      SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Reinsurer or the General Agent herefrom, shall in any event be effective unless the same shall be in writing and signed by Hallmark, FPF and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered to it, if to the Reinsurer, at its address at 14651 Dallas Parkway, Suite 900, Dallas, Texas 75240, Telecopy No. (972) 788-0520, Attention: Linda H. Sleeper, President; if to the General Agent, at its address at 14651 Dallas Parkway, Suite 900, Dallas, Texas 75240, Telecopy No. (972) 788-0520, Attention:
 Linda H. Sleeper, President; if to Hallmark, at its address at 14651 Dallas Parkway, Suite 900, Dallas, Texas 75240, Telecopy No. (972) 788-0520,
 Attention: Linda H. Sleeper, President; if to FPF at its address at 600 Seventeenth Street, Suite 1900S, Denver, Colorado 80202, Telecopy No. (303) 534-0410, Attention: Robert A. Pinkerton, Chief Executive Officer, and if to the Agent, at its address at 609 Fifth Avenue, New York, New York 10017, Attention: Robert A. Pinkerton, Chief Executive Officer, Telecopy No. (212) 745-1651 or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied or delivered, be effective when deposited in the mails, telecopied or delivered, respectively; provided that any notice given by the General Agent or the Reinsurer pursuant to Section 9 shall be effective only upon actual receipt of such notice by Hallmark, FPF and the Agent.

      SECTION 8. No Waiver; Remedies. No failure on the part of Hallmark, FPF or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 9. Continuing Agreement. This Agreement shall remain in full force and effect until the date specified by the Reinsurer or the General Agent upon not less than sixty (60) days written notice to Hallmark, FPF and the Agent; provided that no such termination shall diminish, modify or otherwise affect the obligations of the Reinsurer or the General Agent hereunder with respect to Financed Insurance Policies issued on or prior to such sixtieth day, and each of the General Agent and the Reinsurer shall continue to be liable hereunder with respect to all Unearned Premiums arising in connection with such Financed Insurance Policies (whether arising on, before or after such sixtieth day).

      SECTION 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS.

      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                               AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS


                               By:
                               Name:  Linda H. Sleeper
                               Title: President & Chief Executive Officer


                               AMERICAN HALLMARK GENERAL AGENCY, INC.


                               By:
                               Name:  Linda H. Sleeper
                               Title: President & Chief Executive Officer


                               HALLMARK FINANCE CORPORATION


                               By:
                               Name:  Linda H. Sleeper
                               Title: President & Chief Operating Officer


                               FPF, INC.


                               By:
                                 Name:
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